UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

    SandRidge Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on November 6, 2015

To the Stockholders of SandRidge Energy, Inc.:

A Special Meeting of Stockholders (“Special Meeting”) of SandRidge Energy, Inc., a Delaware corporation (the “Company” or “SandRidge”), will be held in Room 28-6 at our corporate offices located at 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102, on November 6, 2015, at 9:00 a.m., Central Time. At the Special Meeting, stockholders will be asked to:

(1) Approve an amendment to the Company’s Certificate of Incorporation to (a) effect a reverse stock split to reduce the number of shares of outstanding common stock in accordance with a ratio to be determined by our Board of Directors from within a range of one share of common stock for every 10 to 25 shares of common stock (or any number in between) currently outstanding; and (b) reduce by a corresponding proportion the number of authorized shares of common stock; and

(2) Transact such other business as may properly come before the Special Meeting or any adjournments thereof.

On July 23, 2015, the Company received a deficiency notice from the New York Stock Exchange (“NYSE”) indicating that the Company had fallen below the NYSE listing requirement that the average closing price of a listed company’s common stock be above $1.00 per share, calculated over a period of 30 consecutive trading days, and the Company’s common stock continues to trade below $1.00 as of October 5, 2015. The Company has until January 25, 2016 to regain compliance with the listing requirement, subject to compliance with other continued listing requirements, after which the NYSE will commence suspension of trading and delisting procedures, which could have material adverse effects on the liquidity and marketability of our common stock and on our business and financial condition. The Board of Directors has approved a proposed amendment to the Company’s Certificate of Incorporation, and recommends that stockholders approve such amendment, for the purpose of increasing the price of our common stock in order to regain compliance with this NYSE listing requirement.

The meeting may be adjourned from time to time by the chairman of the meeting or the holders of a majority of the voting power of the issued and outstanding stock present in person or represented by proxy. At any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to stockholders, unless required by applicable law or the Bylaws of the Company.

Stockholders of record of shares of our common stock at the close of business on October 5, 2015 are entitled to notice of, and to vote at, the Special Meeting. A list of such stockholders will be available at the meeting and at the Company’s corporate office, 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102, for the ten days prior to the meeting.

All stockholders are cordially invited to attend the meeting in person. Your vote is very important. Therefore, whether or not you expect to attend the meeting, please vote as described on pages 1 through 3 of the Proxy Statement. Voting in any of the ways described will not prevent you from attending the Special Meeting.

By Order of the Board of Directors,

Philip T. Warman, Corporate Secretary

Oklahoma City, Oklahoma

October 6, 2015

Please sign, date and promptly return the enclosed proxy card in the envelope provided, or grant a proxy and give voting instructions by telephone or the Internet, so that you may be represented at the meeting. Instructions are on your proxy card or on the voting instruction card provided by your broker.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders

to be Held on November 6, 2015:

This Proxy Statement is available free of charge at https://www.proxyvote.com. Directions for attending the Special Meeting in person are available on our website at http://www.sandridgeenergy.com under

“Contact Us.”

SANDRIDGE ENERGY, INC.

123 Robert S. Kerr Avenue

Oklahoma City, Oklahoma 73102

(405) 429-5500

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

SOLICITATION AND REVOCABILITY OF PROXIES

The enclosed proxy is solicited by the Board of Directors of SandRidge Energy, Inc. for use at the Special Meeting of Stockholders (“Special Meeting”) to be held in Room 28-6 at our corporate offices located at 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102, on November 6, 2015, at 9:00 a.m., Central Time or at any adjournment thereof. In this Proxy Statement, unless the context requires otherwise, when we refer to “we,” “us,” “our,” “SandRidge” or the “Company,” we are describing SandRidge Energy, Inc., a Delaware corporation, and when we refer to the “Board,” we are describing the Company’s Board of Directors. We refer to holders of common stock as of the record date as “stockholders.” Proxies are solicited to give all stockholders an opportunity to vote on matters properly presented at the Special Meeting.

This Proxy Statement is first being mailed to stockholders on or about October 6, 2015.

ABOUT THE SPECIAL MEETING

What is the purpose of the meeting?

At our Special Meeting, stockholders will be asked to act upon the matters outlined in the Notice of Special Meeting of Stockholders provided with this Proxy Statement, that is, to:

(1)	Approve the amendment to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to (a) effect a reverse stock split to reduce the number of shares of outstanding common stock in accordance with a ratio to be determined by our Board of Directors from within a range of one share of common stock for every 10 to 25 shares of common stock (or any number in between) currently outstanding; and (b) reduce by a corresponding proportion the number of authorized shares of common stock; and

(2)	Transact such other business as may properly come before the Special Meeting or any adjournments thereof.

On July 23, 2015, the Company received a deficiency notice from the New York Stock Exchange (“NYSE”) indicating that the Company had fallen below the NYSE listing requirement that the average closing price of a listed company’s common stock be above $1.00 per share, calculated over a period of 30 consecutive trading days, and the Company’s common stock continues to trade below $1.00 as of October 5, 2015. The Company has until January 25, 2016 to regain compliance with the listing requirement, subject to compliance with other continued listing requirements, after which the NYSE will commence suspension of trading and delisting procedures, which could have material adverse effects on the liquidity and marketability of our common stock and on our business and financial condition. The Board of Directors has approved a proposed amendment to the Certificate of Incorporation, and recommends that stockholders approve such amendment, for the purpose of increasing the price of our common stock in order to regain compliance with this listing requirement.

Who is entitled to vote at the meeting?

Only stockholders of record as of 5:00 p.m., Central Time, on October 5, 2015 are entitled to receive notice of, and to vote at, the Special Meeting. On October 5, 2015, there were 547,706,588 shares of our common stock issued, outstanding and entitled to vote at the meeting. Each outstanding share of common stock is entitled to one vote, except certain unvested shares of restricted stock issued to our directors and employees, which do not have voting rights.

How do I vote my shares?

The process for voting your shares depends on how your shares are held. Generally, you may hold shares in your name as a “record holder” or in “street name” through a nominee, such as a broker or bank. You can vote either in person at the Special Meeting or by proxy whether or not you attend the Special Meeting. To vote by proxy, you must either:

•	Sign and date the enclosed proxy card, and return it in the enclosed postage-paid envelope;

•	Vote by telephone by placing a toll-free call from the U.S. or Canada to 1-800-690-6903 as described in the enclosed proxy card; or

•	Vote over the Internet at https://www.proxyvote.com as described in the enclosed proxy card.

Please note that telephone and Internet voting will close at 11:59 p.m., Eastern Time, on November 5, 2015.

If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the meeting. Please note that you may vote by proxy prior to November 6, 2015 and still attend the Special Meeting. Even if you currently plan to attend the Special Meeting in person, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

If your shares are held in the name of a broker, bank or other nominee (as is the case when you hold shares in a brokerage account), you should receive separate instructions from the record holder of your shares describing how to vote. If your shares are held in the name of a broker, bank or other nominee and you want to vote in person, you will need to obtain and bring with you to the Special Meeting a legal proxy from the record holder of your shares as of the close of business on October 5, 2015 indicating that you were a beneficial owner of shares as of the close of business on such date and further indicating the number of shares that you beneficially owned at that time.

What is a quorum?

A quorum is the presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock as of the record date. There must be a quorum for the meeting to be held. If you submit a valid proxy card, vote by the Internet or phone, or attend the meeting and vote in person, your shares will be counted as present to determine whether there is a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum.

What are broker non-votes?

A broker non-vote occurs when the broker is unable to vote on a proposal because the proposal is not routine and the beneficial owner has not provided any voting instructions to the broker on that matter. NYSE rules determine whether proposals are routine or not routine. If a proposal is routine, a broker holding shares for an owner in street name may vote for the proposal without voting instructions. If a proposal is not routine, the broker may vote on the proposal only if the owner has provided voting instructions. If a broker does not receive voting instructions for a non-routine proposal, the broker will return a proxy card without a vote on that proposal, which is usually referred to as a “broker non-vote.” Because the proposed amendment to the Certificate of Incorporation is a routine item under applicable NYSE rules, brokers are entitled to vote your shares without your instruction on this proposal.

Can I revoke my proxy?

Yes, you can revoke your proxy if you are a record holder by: (a) filing written notice of revocation with our Corporate Secretary prior to the Special Meeting; (b) signing a proxy card bearing a later date than the proxy being revoked and submitting it to our Corporate Secretary prior to the Special Meeting; (c) voting again by phone or over the Internet; or (d) voting in person at the Special Meeting.

If your shares are held in street name through a broker, bank, or other nominee, you must contact the record holder of your shares to determine how to revoke your proxy.

What vote is required to approve the amendment to the Certificate of Incorporation?

A majority of the outstanding shares of SandRidge common stock entitled to vote must vote “FOR” the amendment to the Certificate of Incorporation in order for the amendment to be approved at the Special Meeting. In voting on the proposal, you may vote “FOR” or “AGAINST” the amendment or “ABSTAIN” from voting. If you “ABSTAIN” from voting on the proposal, your vote will have the same effect as a vote “AGAINST” the proposal.

What if I do not mark a voting choice for some of the matters listed on my proxy card?

If you return a signed proxy card without indicating your vote, your shares will be voted in accordance with the Board of Directors’ recommendation for each proposal with respect to which a voting choice is not indicated.

Could other matters be decided at the Special Meeting?

No. Our Amended and Restated Bylaws provide that only business within the purpose described in the Company’s meeting notice shall be conducted at a special meeting of stockholders.

What happens if the Special Meeting is postponed or adjourned?

If the Special Meeting is postponed or adjourned, your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

How does the Board of Directors recommend I vote on the proposals?

The Board of Directors recommends that you vote FOR the approval of the amendment to the Certificate of Incorporation.

What do I need for admission to the Special Meeting?

Attendance at the Special Meeting or any adjournment or postponement thereof will be limited to record and beneficial stockholders as of the record date, individuals holding a valid proxy from a record holder, and other persons authorized by the Company. If you are a stockholder of record, your name will be verified against the list of stockholders of record prior to your admittance to the Special Meeting or any adjournment or postponement thereof. You should be prepared to present photo identification for admission. If you hold your shares in street name, you will need to provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned our stock as of the record date, a copy of a voting instruction form provided by your broker, bank or other nominee, or other similar evidence of ownership as of the record date, as well as your photo identification, for admission. If you do not provide photo identification or comply with the other procedures described above upon request, you will not be admitted to the Special Meeting or any adjournment or postponement thereof. For security reasons, you and your bags will be subject to search prior to your admittance to the Special Meeting.

PROPOSAL: APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AND A CORRESPONDING REDUCTION IN AUTHORIZED SHARES OF COMMON STOCK

The sole proposal to be voted on is the approval of an amendment to Article Four of the Certificate of Incorporation, which sets forth the terms of the Company’s authorized capital stock, to effect a reverse stock split of our common stock.

On July 31, 2015, the Board adopted resolutions approving a proposed amendment to the Certificate of Incorporation to (a) reduce the number of shares of outstanding common stock in accordance with a ratio to be determined by the Board from within a range of one share of common stock for every 10 to 25 shares of common stock (or any number in between) currently outstanding (the “Reverse Stock Split”); and (b) reduce the number of authorized shares of common stock by a corresponding ratio (the “Authorized Shares Reduction”, and together with the Reverse Stock Split, the “Reverse Stock Split Amendments”). The Board also adopted resolutions authorizing the Company to seek stockholder approval of the Reverse Stock Split Amendments.

The actual number of authorized shares of our common stock after giving effect to the Reverse Stock Split, if and when effected, will depend on the Reverse Stock Split ratio that is ultimately determined by the Board. The table below illustrates certain, but not all, possible Reverse Stock Split ratios, together with (i) the implied number of authorized shares of common stock resulting from the Authorized Shares Reduction in accordance with such ratio, based on 1,800,000,000 shares of common stock currently authorized under the Certificate of Incorporation, and (ii) the implied number of issued and outstanding shares of our common stock resulting from a Reverse Stock Split in accordance with such ratio, based on 547,706,588 shares of our common stock issued and outstanding as of October 5, 2015.

Example Ratios within Delegated Range of Ratios	Implied Number of Authorized Shares of Common Stock Following the Reverse Stock Split	Implied Approximate Number of Issued and Outstanding Shares of Common Stock Following the Reverse Stock Split *
10-for-1	180,000,000	54,771,000
15-for-1	120,000,000	36,514,000
20-for-1	90,000,000	27,385,000
25-for-1	72,000,000	21,908,000

*	Excludes effect of fractional share treatment.

Upon receiving stockholder approval of the Reverse Stock Split Amendments, the Board will have the authority, but not the obligation, to elect in its sole discretion, without further action on the part of the stockholders, as it determines to be in the best interests of the Company and its stockholders, to effect a Reverse Stock Split and, if so, to determine the Reverse Stock Split ratio from within the approved range of ratios above. If the Reverse Stock Split Amendments are approved by our stockholders and the Board elects to effect the Reverse Stock Split, a certificate of amendment to the Certificate of Incorporation substantially in the form of the Certificate of Amendment attached as Exhibit A to this Proxy Statement (the “Form of Amendment”) setting forth the Reverse Stock Split Amendments and the Reverse Stock Split ratio to be determined by the Board in its discretion will be filed with the Secretary of State of the State of Delaware with immediate effect. The Form of Amendment contemplates the inclusion of a ratio within the above range of ratios and a corresponding adjustment to the total number of authorized shares of common stock, as indicated by the included bracketed language. The Reverse Stock Split Amendments providing for the Reverse Stock Split ratio to be determined by the Board will not become effective until filed with the Secretary of State of the State of Delaware.

Upon the effectiveness of the Reverse Stock Split, a corresponding reduction in the number of authorized shares and issued and outstanding shares of our common stock will occur as illustrated in the table above and as further described below under “Effect of the Reverse Stock Split on Holders of Outstanding Common Stock” and “Authorized Shares.” The decrease in authorized shares and issued and outstanding shares as a result of the

Reverse Stock Split will not affect any stockholder’s proportionate voting power or other rights (other than as a result of the treatment of fractional shares as described under “Fractional Shares”). If the Board uses its discretion to abandon the Reverse Stock Split following the receipt of stockholder approval, there will be no reduction in the number of authorized or issued and outstanding shares of our common stock.

The Board believes that stockholder approval of this range of Reverse Stock Split ratios (as opposed to approval of a single reverse stock split ratio) provides maximum flexibility to achieve the purposes of a reverse stock split and, therefore, is in the best interests of the Company and its stockholders. In determining a ratio following the receipt of stockholder approval, the Board may consider, among other things, factors such as:

•	the historical trading price and trading volume of our common stock;

•	the number of shares of our common stock outstanding;

•	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;

•	the NYSE’s continued listing requirements; and

•	prevailing general market and economic conditions.

The Board will determine the exact timing of the filing of the Certificate of Amendment giving effect to the Reverse Stock Split based on its evaluation as to when the Reverse Stock Split would be the most advantageous to the Company and its stockholders.

To avoid the existence of fractional shares of our common stock, stockholders of record who would otherwise hold fractional shares as a result of the Reverse Stock Split will be entitled to receive either cash (without interest) or the next highest whole number of shares of common stock as described under “Fractional Shares.”

The Board reserves the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the effectiveness of any Reverse Stock Split Amendments, even if the Reverse Stock Split Amendments have been approved by our stockholders, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders. By voting in favor of the approval of the Reverse Stock Split Amendments, you are expressly also authorizing the Board to determine not to proceed with, and abandon, the Reverse Stock Split if it should so decide.

Purpose of the Reverse Stock Split Amendments

Our common stock is listed on the NYSE. In order for our common stock to continue trading on the NYSE, the Company must comply with various listing standards, including that the Company maintain a minimum average closing price of at least $1.00 per share of common stock during a consecutive 30 trading-day period. On July 23, 2015, the Company received a deficiency notice from the NYSE indicating that the Company had fallen below this listing requirement, and the Company’s common stock continues to trade below $1.00 as of October 5, 2015. The Company has until January 25, 2016 to regain compliance with the listing requirement, subject to compliance with other continued listing requirements, after which the NYSE will commence suspension of trading and delisting procedures, which could have material adverse effects on the liquidity and marketability of our common stock and on our business and financial condition. The Board has approved the proposed Reverse Stock Split Amendments and recommends that stockholders approve such amendments for the purpose of increasing the price of our common stock in order to regain compliance with this listing requirement.

Many brokerage houses and institutional investors have internal policies and practices that prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our common stock a more attractive and cost-effective investment for many investors, which may enhance the liquidity of our common stock for our holders.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split Amendments is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, even if a Reverse Stock Split is effected, it may not result in the intended benefits described above, including compliance with the NYSE listing requirements, the market price of our common stock may not increase following the Reverse Stock Split or even if it does, the market price of our common stock may decrease in the future. Additionally, the market price per share of our common stock after the Reverse Stock Split may not increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Finally, we believe that a Reverse Stock Split and a corresponding reduction in the number of authorized shares of common stock will provide the Company and its stockholders with other benefits. Currently, the fees we pay to list our shares on the NYSE are based on the number of shares we have outstanding. Also, the fees we pay for custody and clearing services, the fees we pay to the SEC to register securities for issuance and the costs of our proxy solicitations are frequently based on or related to the number of shares being held, cleared or registered, as applicable. Reducing the number of shares that are outstanding and that will be issued in the future may reduce the amount of fees and taxes that we pay to these organizations and agencies, as well as other organizations and agencies that levy charges based on the number of shares rather than the value of the shares.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

If approved and effected, the Reverse Stock Split will take effect simultaneously and in the same ratio for all outstanding shares of our common stock (the “Effective Time”). The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in us, except to the extent that the Reverse Stock Split would result in any holder of our common stock receiving fractional shares. As described below under “Fractional Shares,” holders of common stock otherwise entitled to fractional shares as a result of the Reverse Stock Split will receive either a cash payment or the next highest whole number of shares of common stock in lieu of the fractional shares. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The principal effects of the Reverse Stock Split will be that:

•	a number of shares of issued and outstanding common stock reflecting the Reverse Stock Split ratio to be determined by our Board owned by a stockholder will be combined into one share of common stock;

•	the number of authorized shares of our common stock will be contemporaneously reduced by a corresponding proportion based upon the Reverse Stock Split ratio to be determined by our Board ;

•

based upon the Reverse Stock Split ratio to be determined by our Board, our Board intends to reduce proportionately (i) the aggregate number of shares of common stock available for equity-based awards to be granted under the SandRidge Energy, Inc. 2009 Incentive Plan and (ii) the number of shares that would be owned upon vesting of restricted stock awards and restricted stock units issued under the SandRidge Energy, Inc. 2009 Incentive Plan and the 2005 Riata Stock Plan; and

•	based upon the Reverse Stock Split ratio to be determined by our Board, proportionate adjustments will be made to the number of shares issuable upon conversion of our outstanding preferred stock and convertible notes, if any, in accordance with the certificates of designation or indentures governing such an adjustment, respectively.

We do not believe that the Reverse Stock Split is reasonably likely to have, nor would it have the purpose of producing, a going private effect within the meaning of Rule 13a-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), because, as of the Record Date, we had fewer than 300 record holders and the purpose of the Reverse Stock Split would be for our common stock to remain listed on NYSE.

After the Effective Time, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which number is used to identify our equity securities, and stock certificates with the old CUSIP number will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

Beneficial Holders of Common Stock. Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders in “street name” (i.e., through a bank, broker, custodian or other nominee), in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds shares of our common stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee.

Registered “Book-Entry” Holders of Common Stock. Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with the transfer agent, they will be sent a transmittal letter by the transfer agent after the Effective Time and will need to return a properly completed and duly executed transmittal letter in order to receive any cash payment in lieu of fractional shares or any other distributions, if any, that may be declared and payable to holders of record following the Reverse Stock Split.

Holders of Certificated Shares of Common Stock. Stockholders of record at the Effective Time holding shares of our common stock in certificated form (the “Old Certificates”) will be sent a transmittal letter by the transfer agent after the Effective Time and, following a determination by the Board that shall apply to all holders of the Old Certificates, these holders will receive in exchange for their Old Certificates either (i) registered shares in book-entry form or (ii) new certificates (the “New Certificates”), in each case representing the appropriate number of whole shares of our common stock following the Reverse Stock Split.

The letter of transmittal will contain the necessary materials and instructions on how a stockholder should surrender his, her or its Old Certificates representing shares of our common stock to the transfer agent. No registered shares in book-entry form or New Certificates will be delivered to a stockholder until the stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. Stockholders will then receive either a statement reflecting the shares in book-entry form registered in their accounts or New Certificates representing the number of whole shares of common stock for which their shares of our common stock were combined as a result of the Reverse Stock Split.

Until surrendered, outstanding Old Certificates will only represent the number of whole shares of our common stock following the Reverse Stock Split to which the shares formerly represented by the Old Certificate were combined into as a result of the Reverse Stock Split. Stockholders must exchange their Old Certificates in order to effect transfers or deliveries of shares on the NYSE.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged, based upon the determination by the Board, for registered shares in book-entry form or New Certificates. If an Old Certificate bears a restrictive legend, the registered shares in book-entry form or New Certificate will bear the same restrictive legend. If a stockholder is entitled to a payment in lieu of any fractional share interest, the payment will be made as described below under “Fractional Shares.”

Stockholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split Amendments. Therefore, we will not issue certificates representing fractional shares. Stockholders who would otherwise hold fractional shares because the number of shares of common stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio ultimately determined by the Board will be entitled to receive either cash (without interest) or the next highest whole number of shares of common stock in lieu of such fractional shares. The cash payment is subject to applicable U.S. federal and state income tax and state abandoned property laws. Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is received.

We currently anticipate that we will either (a) cause our transfer agent to aggregate all fractional share interests following the Reverse Stock Split, sell the fractional shares resulting therefrom into the market, and allocate and distribute the net proceeds received from the sale among the stockholders who would otherwise hold fractional share interests as a result of the Reverse Stock Split on a pro rata basis (after customary brokerage commissions and other expenses) or (b) round all factional share interests to the next highest whole number of shares of common stock.

After the Reverse Stock Split, a stockholder will have no further interest in the Company with respect to its fractional share interest and persons otherwise entitled to a fractional share will not have any voting, dividend or other rights with respect thereto except the right to receive a cash payment if such fractional shares are cash settled as described above.

Effect of the Reverse Stock Split on Number of Authorized Shares of Common Stock

If and when the Reverse Stock Split is effected, the number of authorized shares of our common stock will contemporaneously be reduced in proportion to the Reverse Stock Split ratio. The actual number of authorized shares of our common stock after giving effect to the Reverse Stock Split, if and when effected, will depend on the Reverse Stock Split ratio that is ultimately determined by the Board. For illustration, the table set forth above on page 4 shows possibilities for the number of authorized shares of common stock under certain Reverse Stock Split ratios. As a result of the reduction in authorized shares of common stock that will occur if and when the Reverse Stock Split is effected, the same proportion of authorized but unissued shares of common stock to shares of common stock authorized and issued (or reserved for issuance) would be maintained as of the Effective Date. If the Reverse Stock Split is abandoned by the Board, it will also abandon the reduction in the number of authorized shares.

Accounting Matters

The proposed Reverse Stock Split Amendments will not affect the par value of our common stock per share, which will remain at $0.001. As a result, as of the Effective Time, the stated capital attributable to common stock on our balance sheet will be reduced proportionately to the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock. This summary does not address all of the U.S. federal income tax consequences that may be relevant to any particular holder of our common stock, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, partnerships (or other entities classified as partnerships for U.S. federal income tax purposes) and investors therein, “U.S. holders” (as defined below) whose functional currency is not the U.S. dollar, U.S. expatriates, persons subject to the alternative minimum tax, persons who acquired our common stock through the exercise of employee stock options or otherwise as compensation, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for U.S. federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split. This summary does not address the Medicare tax on net investment income or the effects of any state, local or foreign tax laws.

Each holder of our common stock should consult its own tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences of the Reverse Stock Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

U.S. Holders. The discussion in this section is addressed to “U.S. holders.” A “U.S. holder” is a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock. The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash in lieu of fractional shares, no gain or loss will be recognized upon the Reverse Stock Split. Accordingly, the aggregate tax basis in the common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis in the common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the common stock received should include the holding period for the common stock surrendered. A U.S. holder who receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of our common stock surrendered that is allocated to the fractional share of our common stock. The capital gain or loss should be long term capital gain or loss if the U.S. holder’s holding period for our common stock surrendered exceeded one year at the Effective Time. The deductibility of net capital losses by individuals and corporations is subject to limitations.

U.S. Information Reporting and Backup Withholding. Information returns generally will be required to be filed with the Internal Revenue Service (“IRS”) with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split, unless a U.S. holder is an exempt recipient. In addition, U.S. holders may be subject to a backup withholding tax (at the current applicable rate of 28%) on the payment of this cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. Holders. The discussion in this section is addressed to “non-U.S. holders.” A non-U.S. holder is a beneficial owner of our common stock that is neither a U.S. holder nor a partnership (or other entity classified as a partnership for U.S. federal income tax purposes). Generally, non-U.S. holders will not recognize any gain or loss upon the Reverse Stock Split. In particular, except as described in the next paragraph, gain will not be recognized with respect to cash received in lieu of a fractional share unless (a) the gain is effectively connected with the conduct of a trade or business in the United States (and, if certain income tax treaties apply, is attributable to a non-U.S. holder’s permanent establishment in the United States) or (b) with respect to non-U.S. holders who are individuals, the non-U.S. holder is present in the United States for 183 days or more in the taxable year of the Reverse Stock Split Amendments and certain other conditions are met.

A non-U.S. holder may be subject to U.S. federal income tax and/or withholding tax under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) with respect to the cash received in lieu of a fractional share of our common stock if it owned (or is deemed to have owned) more than 5% of our common stock at some point during the shorter of the five years preceding the Effective Time and the holder’s holding period in the common stock (a “significant holder”). This summary does not address the FIRPTA treatment of significant holders. Significant holders should consult their own tax advisors about how the FIRPTA rules would apply to them.

U.S. Information Reporting and Backup Withholding Tax. In general, backup withholding and information reporting will not apply to payment of cash in lieu of a fractional share of our common stock to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge or reason to know to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS.

No Appraisal Rights

Under Delaware law, holders of our common stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split Amendments.

Interests of Certain Persons in the Proposal

Certain of our officers and directors have an interest in the proposal as a result of their ownership of shares of our common stock. However, we do not believe that our officers or directors have interests in the proposal that are different from or greater than those of any of our other stockholders.

If the Proposal is Not Approved

If the proposal is not approved, we may be unable to maintain the listing of our common stock on the NYSE, which could adversely affect the liquidity and marketability of our common stock.

Required Vote

The affirmative vote of holders of a majority of the outstanding shares of our common stock is required to approve and adopt the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSED AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned as of October 5, 2015, unless otherwise noted, by (1) those persons or any group (as that term is used in Section 13(d)(3) of the Exchange Act) known to beneficially own more than 5% of the outstanding shares of our common stock, (2) each named executive officer and director of the Company, and (3) all directors and executive officers of the Company as a group. For purposes of this table, beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. The following percentage information is calculated based on 547,706,588 shares of common stock that were outstanding as of October 5, 2015, plus any shares that may be acquired by each stockholder by December 4, 2015. Except as indicated below, the stockholders listed possess sole voting and dispositive power with respect to the shares beneficially owned by that person.

	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
James D. Bennett	1,360,954	*
Eddie M. LeBlanc(1)	142,503	*
Randall D. Cooley	294,614	*
Philip T. Warman	250,948	*
David C. Lawler(2)	18,319	*
Wayne C. Chang(3)	316,998	*
Stephen C. Beasley	159,351	*
Jim J. Brewer	227,413	*
Everett R. Dobson	394,460	*
Edward W. Moneypenny	141,351	*
Jeffrey S. Serota	239,736	*
J. Michael Stice	88,236	*
Alan J. Weber	141,351	*
Dan A. Westbrook	156,351	*
V. Prem Watsa(4)	62,551,644	11.55
Riverstone/Carlyle Energy Partners IV, L.P.(5)	51,370,888	9.49
The Vanguard Group, Inc.(6)	27,431,939	5.07
All directors and executive officers as a group	5,748,673	1.06

*	Less than 1%

(1)	The shares of common stock listed for Mr. LeBlanc III, who departed from the company effective September 1, 2015, reflect the last know amount.

(2)	The shares of common stock listed for Mr. Lawler, who departed from the company effective September 3, 2014, reflect the amount paid from the nonqualified deferred compensation plan on May 11, 2015, which is the last know amount.

(3)	The shares of common stock listed for Mr. Chang, who departed from the company effective April 1, 2015, reflect the last known amount based on a communication from the executive on August 14, 2015.

(4)

According to a Schedule 13G/A filed with the SEC on February 13, 2015 and a Form 3 filed with the SEC on November 19, 2012, V. Prem Watsa and entities affiliated with Mr. Watsa, as described in more detail below, beneficially owned 62,551,644 shares of common stock, which included 11,388,456 shares of common stock acquirable upon the conversion of shares of our preferred stock. Mr. Watsa’s beneficial ownership of the shares of common stock listed in the table above consists of 277,000 shares owned directly by Mr. Watsa and 62,274,644 shares owned indirectly by Mr. Watsa through his affiliation with the following entities: 1109519 Ontario Limited (“1109519”), a corporation incorporated under the laws of Ontario, The Sixty Two Investment Company Limited (“Sixty Two”), a corporation incorporated under the laws of British Columbia, 810679 Ontario Limited (“810679”), a corporation incorporated under the laws of Ontario, Fairfax Financial Holdings Limited (“Fairfax”), a corporation incorporated under the laws of Canada, FFHL Group Ltd. (“FFHL”), a corporation incorporated under the laws of Canada, Fairfax (US) Inc. (“Fairfax US”), a corporation incorporated under the laws of Delaware, Odyssey US Holdings Inc. (“Odyssey US”), a corporation incorporated under the laws of Delaware, Odyssey Re Holdings Corp. (“Odyssey Re”), a corporation incorporated under the laws of Delaware, Odyssey Reinsurance Company (“Odyssey”), a corporation incorporated under the laws of Connecticut, Newline Holdings UK Limited (“Newline UK”), a company incorporated under the laws of England and Wales, Newline Insurance Company Limited (“Newline”), a company incorporated under the laws of England and Wales, Newline Corporate Name Limited (“Newline Corporate”), a company incorporated under the laws of England and Wales, Hudson Insurance Company (“Hudson”), a corporation incorporated under the laws of Delaware, Hudson Specialty Insurance Company (“HSIC”), a corporation incorporated under the laws of New York, TIG Holdings, Inc. (“TIGH”), a corporation incorporated under the laws of Delaware, TIG Insurance Company (“TIG”), a corporation incorporated under the laws of California, Fairmont Specialty Group Inc. (“FSG”), a corporation incorporated under the laws of Delaware, Fairmont Premier Insurance Company (“FPIC”), a corporation incorporated under the laws of California, Fairmont Specialty Insurance Company (“Fairmont”), a corporation incorporated under the laws of California, Fairmont Insurance Company (“FIC”), a corporation incorporated under the laws of California, Clearwater Insurance Company (“Clearwater”), a corporation incorporated under the laws of Delaware, Zenith National Insurance Corp. (“ZNIC”), a corporation incorporated under the laws of Delaware, Zenith Insurance Company (“Zenith”), a corporation incorporated under the laws of California, Crum & Forster Holdings Corp. (“Crum & Forster”), a corporation incorporated under the laws of Delaware, United States Fire Insurance Company (“US Fire”), a corporation incorporated under the laws of Delaware, The North River Insurance Company (“North River”), a corporation incorporated under the laws of New Jersey, Fairfax (Barbados) International Corp. (“FBIC”), a corporation established under the laws of Barbados, Fairfax Asia Limited (“Fairfax Asia”), a corporation established under the laws of Barbados, First Capital Insurance Limited (“First Capital”), a company incorporated under the laws of Singapore, Falcon Insurance Company (Hong Kong) Ltd. (“Falcon”), a company incorporated under the laws of Hong Kong, Advent Capital (Holdings) Ltd. (“Advent”), a company incorporated under the laws of England and Wales, Advent Capital (No. 3) Limited (“Advent No. 3”), a company incorporated under the laws of England and Wales, Stonebridge Holding S.à.r.l. (“Stonebridge”), a private limited liability company established under the laws of Luxembourg, Stonebridge Re S.A. (“Stonebridge Re”), a public limited company established under the laws of Luxembourg, Fairfax Luxembourg Holdings S.à.r.l. (“Fairfax Lux”), a private limited liability company established under the laws of Luxembourg, RiverStone Holdings Limited (“RiverStone Holdings”), a company incorporated under the laws of England and Wales, RiverStone Insurance Limited (“RiverStone”), a company incorporated under the laws of England and Wales, 1823671 Ontario Limited (“1823671”), a corporation incorporated under the laws of Ontario, Northbridge Share Option 1 Corp. (“NSOC”), a corporation incorporated under the laws of Ontario, 1874617 Ontario Limited (“1874617”), a corporation incorporated under the laws of Ontario, 1874616 Ontario Limited (“1874616”), a corporation incorporated under the laws of Ontario, Northbridge Financial Corporation (“NFC”), a corporation incorporated under the laws of Canada, Northbridge Commercial Insurance Corporation (“NCIC”), a corporation incorporated under the laws of Canada, Federated Insurance Company of Canada (“Federated”), a corporation incorporated under the laws of Canada, and Northbridge General Insurance Corporation (“NGIC”), a corporation incorporated under the laws of Canada. Mr. Watsa, 1109519, Sixty Two, 810679, Fairfax, FFHL, Fairfax US, Odyssey US, Odyssey Re, Odyssey, Newline UK, Newline, Newline Corporate, Hudson, HSIC, TIGH, TIG, FSG, FPIC, Fairmont, FIC, Clearwater, ZNIC, Zenith, Crum & Forster, US Fire, North River, FBIC, Fairfax Asia, First Capital, Falcon, Advent, Advent No. 3, Stonebridge, Stonebridge Re, Fairfax Lux, RiverStone Holdings, RiverStone, 1823671, NSOC, 1874617, 1874616, NFC, NCIC, Federated and NGIC expressly disclaim beneficial ownership over the shares reported above. The address of each of Mr. Watsa, 1109519, 810679, Fairfax, FFHL, 1823671, 1874617 and 1874616 is 95 Wellington Street West, Suite 800, Toronto, Ontario M5J 2N7. The address of Sixty Two is 1600 Cathedral Place, 925 West Georgia Street, Vancouver, British Columbia V6C 3L3. The address of Fairfax US is 2850 Lake Vista Drive, Suite 150, Lewisville, Texas 75067. The address of each of Odyssey, Odyssey Re and Odyssey US is 300 First Stamford Place, Stamford, Connecticut 06902. The address of each of Newline UK, Newline and Newline Corporate is Suite 5/4, The London Underwriting Centre, 3 Minster Court, Mincing Lane, London EC3R 7DD, England. The address of each of Hudson and HSIC is 100 William Street, New York, New York 10038. The address of each of TIGH, TIG, FSG, FPIC, Fairmont, FIC and Clearwater is 250 Commercial Street, Suite 5000, Manchester, New Hampshire 03101. The address of each of ZNIC and Zenith is 21255 Califa Street, Woodland Hills, California 91367-5021. The address of Crum & Forster, US Fire and North River is 305 Madison Avenue, Morristown, New Jersey 07962. The address of FBIC is #12 Pine Commercial, The Pine, St. Michael, Barbados, West Indies BB11103. The address of Fairfax Asia is Worthing Corporate Centre, Worthing, Christ Church, Barbados, West Indies BB15008. The address of First Capital is 6 Raffles Quay, #21-00, Singapore 048580. The address of Falcon is Suites 307-11, 3/F, Citiplaza Four, 12 Taikoo Wan Road, Taikoo Shing, Hong Kong. The address of each of Advent and Advent No. 3 is 2 Minster Court, Mincing Lane, London EC3R 7BB, England. The address of each of Stonebridge and Stonebridge Re is 20, rue Eugène Ruppert, L-2453 Luxembourg. The address of Fairfax Lux is 5, rue Guillaume Kroll, L-1882 Luxembourg. The address of each of RiverStone Holdings and RiverStone is 161-163 Preston Road, Brighton, East Sussex, BN1 6AU, England. The address of each of NSOC, NFC and NGIC is 105 Adelaide Street West, 7th Floor, Toronto, Ontario M5H 1P9. The address of NCIC is 55 University Avenue, Suite 1500, Toronto, Ontario M5J 2H7. The address of Federated is 717 Portage Avenue, Winnipeg, Manitoba R3C 3C9.

(5)	According to a Schedule 13G filed with the SEC on April 20, 2012, the shares of common stock listed in the table above are directly owned by R/C Dynamic Holdings, L.P. (“R/C”). By virtue of being the general partner of R/C, Riverstone/Carlyle Energy Partners IV, L.P. (“GP”) may be deemed to be the beneficial owner of such shares. Further, by virtue of being the general partner of GP2, R/C Energy GP IV, LLC (“Parent GP”) may also be deemed to be the beneficial owner of such shares. Each of GP and Parent GP disclaim any beneficial ownership of the shares. Parent GP is managed by a managing board. Pierre F. Lapeyre, Jr., David M. Leuschen, Andrew W. Ward, Michael B. Hoffman, Lord John Browne, N. John Lancaster, Daniel A. D’Aniello and Edward J. Mathias, as members of the managing board of Parent GP may be deemed to possess voting and, dispositive powers with respect to the shares of common stock held by R/C. Such individuals expressly disclaim any beneficial ownership over such shares. The address for each of R/C, GP and Parent GP is 712 Fifth Avenue, 51 Floor, New York, New York 10019.

(6)	According to a Schedule 13G/A filed with the SEC on February 10, 2015, the shares of common stock listed in the table above are beneficially owned by The Vanguard Group, Inc., a Pennsylvania corporation. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

GENERAL INFORMATION

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2016 ANNUAL MEETING

A stockholder who wants to make a proposal or nominate a person for membership on the Board of Directors at the 2016 Annual Meeting of stockholders must comply with the applicable requirements of the SEC and our Bylaws. Under our Bylaws, a notice of intent of a stockholder to bring any matter before the 2016 Annual Meeting of stockholders (other than a proposal or nomination intended to be included in our proxy statement) shall be made in writing and received by our Corporate Secretary neither later than the close of business on March 6, 2016 nor earlier than the close of business on February 5, 2016 in order to be considered timely. Every such notice by a stockholder shall set forth the information required under Article I, Section 11 of our Bylaws. In addition to the information included in such stockholder’s notice, we may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company. All stockholder proposals should be sent to our Corporate Secretary at 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102.

A stockholder proposal or nomination submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be included in our proxy statement relating to the 2016 Annual Meeting must be received no later than December 26, 2015.

OTHER MATTERS

Our Amended and Restated Bylaws provide that only business within the purpose described in the Company’s meeting notice shall be conducted at a special meeting of stockholders.

Proxies are solicited to give all stockholders an opportunity to vote on matters properly presented at the Special Meeting. We will pay the entire cost of the solicitation. We will reimburse brokers, nominees, fiduciaries and other custodians for reasonable expenses incurred by them for sending proxy materials to beneficial owners of our common stock. In addition, the Company has retained Innisfree M&A Incorporated to act as a proxy solicitor in conjunction with the Special Meeting. The Company has agreed to pay that firm $10,000, plus reasonable fees and out-of-pocket expenses, for proxy solicitation services for the Special Meeting. Further, proxies may be solicited in person, or by telephone, facsimile transmission or other means of electronic communication, by our directors, officers or other employees, but such persons will not receive any special compensation for such services.

The Securities and Exchange Commission has adopted a rule that allows us or your broker to send a single set of proxy materials and annual reports to any household at which two or more of our shareholders reside, if we or your broker believe that the shareholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce our expenses. The rule applies to our annual reports, proxy materials (including the Notice) and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each shareholder will continue to receive a separate proxy card or voting instruction card.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice and, if applicable, other proxy materials, please notify your broker, or if you are holding a physical stock certificate, direct your written or oral request to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, telephone number 1-866-540-7095. Shareholders who currently receive multiple copies of the Notice and, if applicable, other proxy materials at their address and would like to request “householding” of their communications should contact their broker or Broadridge Corporate Issuer Solutions, Inc.

ANNUAL REPORTS

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 is available on our website at www.sandridgeenergy.com. In addition, we will provide a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 without charge to any stockholder making written request to SandRidge Energy, Inc., 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102, Attention: Corporate Secretary.

By Order of the Board of Directors,

Philip T. Warman, Corporate Secretary

Exhibit A

The following sets forth the text of the proposed amendment (the “Reverse Stock Split Amendments”) to the Company’s Certificate of Incorporation, as amended (the “Form of Amendment”). The Form of Amendment contemplates the inclusion of a ratio within a range of ratios and corresponding total number of authorized shares of capital stock and common stock, as indicated by the included bracketed language. These values shall be inserted based upon the Reverse Stock Split ratio to be determined by the Board of Directors. The Reverse Stock Split Amendments providing for the Reverse Stock Split ratio selected by the Board of Directors and the corresponding Authorized Shares Reduction must be filed with the Secretary of State of the State of Delaware in order to become effective.

FORM OF

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

SANDRIDGE ENERGY, INC.

SandRidge Energy, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”) hereby certifies pursuant to Section 242 of the DGCL:

FIRST: At a meeting of the Board of Directors of the corporation duly called and held on July 31, 2015, the Board of Directors duly adopted the following resolution amending Article Four of the corporation’s Certificate of Incorporation, as amended, by deleting the first sentence in its entirety and replacing it with the following:

“The aggregate number of shares of capital stock which the corporation shall have authority to issue is [any number between ONE HUNDRED SEVENTY MILLION and ONE HUNDRED TWENTY-TWO MILLION] ([any number between 170,000,000 and 122,000,000]) shares, of which [any corresponding number between ONE HUNDRED TWENTY MILLION and SEVENTY-TWO MILLION] ([(or any corresponding number between 120,000,000 and 72,000,000)]) shares shall be designated as common stock, par value $0.001 per share, and FIFTY MILLION (50,000,000) shares shall be designated as Preferred Stock, par value $0.001 per share.

Pursuant to the General Corporation Law of the State of Delaware, upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment to the Certificate of Incorporation of the corporation, each [any number between 10 and 25] shares of common stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be reclassified and combined into one (1) share of common stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who, immediately prior to the Effective Time, own a number of shares of common stock which is not evenly divisible by the exchange ratio shall, with respect to such fractional interest, be entitled to receive [a cash payment from the corporation in lieu of fractions of shares of common stock from the disposition of such fractional interest. The corporation shall arrange for the disposition of fractional interests by those otherwise entitled thereto, by the mechanism of having (x) the transfer agent of the corporation aggregate such fractional interests, (y) the shares resulting from the aggregation sold and (z) the net proceeds received from the sale allocated and distributed among the holders of the fractional interests as their respective interests appear][ the next highest whole number of shares of common stock]. Each certificate that represented shares of common stock immediately prior to the Effective Time shall thereafter represent the number of shares of common stock that give effect to such reclassification and combination; provided, that each person holding of record a stock certificate or certificates that represented shares of common stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of common stock to which such person is entitled under the foregoing reclassification and combination.”

Exhibit A - 1

SECOND: On November 6, 2015, pursuant to a resolution of its Board of Directors, a special meeting of the corporation’s stockholders was duly called and held upon notice in accordance with the provisions of Section 222 of the DGCL, at which meeting the necessary number of shares as required by applicable law were voted in favor of such amendment.

THIRD: The foregoing amendment was duly adopted in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, the corporation has caused this certificate to be executed on this      day of             ,         .

SANDRIDGE ENERGY, INC.

By:
Name:
Title:

Exhibit A - 2

SANDRIDGE ENERGY, INC. ATTN: DUSTIN CRAWFORD 123 ROBERT S. KERR AVE. OKLAHOMA CITY, OK 73102-6406

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

      TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposal:							For	Against	Abstain

1.	APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AND A CORRESPONDING REDUCTION IN AUTHORIZED SHARES OF COMMON STOCK						☐	☐	☐

NOTE: In their discretion, upon any other matters that may properly come before the meeting or any adjournment thereof.
For address change/comments, mark here. (see reverse for instructions)				☐
		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

SANDRIDGE ENERGY, INC.

Special Meeting of Stockholders

November 6, 2015 9:00 a.m.

This proxy is solicited by the Board of Directors

For Registered Stockholders: The undersigned hereby appoints James D. Bennett and Philip T. Warman and each of them with full power of substitution, proxy to represent and vote all shares of Common Stock of SandRidge Energy, Inc. (the “Company”) that the undersigned would be entitled to vote if personally present at the Company’s Special Meeting of Stockholders to be held on Friday, November 6, 2015, at 9:00 a.m. local time, and at any adjournment thereof, as stated on the reverse side.

For Participants in the 401(k) Plan: This voting instruction form is sent to you on behalf of Reliance Trust Company as Trustee of the SandRidge Energy, Inc. 401(k) Plan. Please complete this form, sign your name exactly as it appears on the reverse side and return it in the enclosed envelope. Your instruction must be received no later than 11:59 p.m. Eastern time on Tuesday, November 3, 2015 (the “cut-off date”) to be counted.

As a participant in the SandRidge Energy, Inc. 401(k) Plan (the undersigned’s “Plan”), the undersigned hereby directs Reliance Trust Company as Trustee to vote all shares of Common Stock of SandRidge Energy, Inc. represented by the undersigned’s proportionate interest in the Plan at the SandRidge Energy, Inc. Special Meeting of Stockholders to be held on Friday, November 6, 2015, at 9:00 a.m., local time, and at any adjournment thereof, as stated on the reverse side and upon such other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side